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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38020) pertaining to the Grant Prideco, Inc. 401(k) Savings Plan of our report dated June 18, 2003, with respect to the financial statements and schedule of the Grant Prideco, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


                                /s/ Ernst & Young LLP

Houston, Texas
June 24, 2003